SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549
                              ----------------

                                 FORM 8-K/A

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                              ----------------

                                MAY 21, 1999
              ------------------------------------------------
              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                            NIAGARA CORPORATION
             --------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


             DELAWARE                 0-22206                59-3182820
   ----------------------------  ----------------------     ---------------
   (STATE OR OTHER JURISDICTION (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
         OF INCORPORATION)                                 IDENTIFICATION NO.)

                            667 MADISON AVENUE
                            NEW YORK, NEW YORK
                   --------------------------------------
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                   10021
                                  --------
                                 (ZIP CODE)

                               (212) 317-1000
             --------------------------------------------------
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                               NOT APPLICABLE
                  ----------------------------------------
                 (FORMER NAME OR FORMER ADDRESS, IF CHANGED
                             SINCE LAST REPORT)


        This filing amends the previously filed Form 8-K, dated June 4, 1999 and filed on June 7, 1999 (the "8-K") of Niagara Corporation ("Niagara"), and relates to the acquisition by Niagara LaSalle (UK) Limited, an English company and wholly owned subsidiary of Niagara, of the equipment, inventory and certain other assets of the steel bar businesses of Glynwed Steels Limited, an English company and a subsidiary of Glynwed International plc, an English company. As stated in the 8-K, the required financial statements and pro forma financial information would be filed by amendment not later than August 4, 1999.


               ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

               (a)    Financial Statements of Business Acquired.

               1. Accounts of the Steel Bar Businesses of Glynwed Steels Limited for the three years ended 31 December 1998 and Report of Independent Accountants.






                          STEEL BAR BUSINESSES OF
                          GLYNWED STEELS LIMITED

                       ACCOUNTS FOR THE THREE YEARS
                          ENDED 31 DECEMBER 1998




STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED

ACCOUNTS FOR THE THREE YEARS ENDED 31 DECEMBER 1998


CONTENTS

                                                                       PAGES


Contents...................................................................5

Report of Independent Accountants..........................................6

Profit and Loss Accounts...................................................7

Balance Sheets.............................................................8

Cash Flow Statements.......................................................9

Basis of preparation...................................................10-11

Principal accounting policies..........................................11-12

Other notes to the accounts............................................13-27



STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED

REPORT OF INDEPENDENT ACCOUNTANTS

To:     Glynwed Steels Limited and Niagara Corporation


In our opinion the accompanying consolidated balance sheets and the related consolidated profit and loss accounts, and consolidated statements of cash flows present fairly, in all material respects, the financial position of the Steel Bar Businesses (as defined in note 1 to the financial statements) of Glynwed Steels Limited at 28 December 1996, 27 December 1997 and 31 December 1998, and the results of operations and cash flows for the three years ended 31 December 1998, in conformity with accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the directors of Glynwed Steels Limited; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United Kingdom which do not materially differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating overall financial statement presentation. We believe our audits provide a reasonable basis for the opinion expressed above.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net income expressed in pounds sterling for the two years ended 31 December 1998 and the determination of consolidated financial position also expressed in pounds sterling at 27 December 1997 and 31 December 1998 to the extent summarised in note 23 to the consolidated financial statements.



/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Chartered Accountants and Registered Auditors
Birmingham, England
2 August 1999




STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED

PROFIT AND LOSS ACCOUNTS
FOR THE THREE YEARS ENDED 31 DECEMBER 1998


                                          NOTES               1998               1997             1996
                                                       (pound)'000        (pound)'000      (pound)'000

Turnover - continuing activities            3              114,354            126,121          126,200
Net operating costs                         4             (113,102)          (119,101)        (117,511)
                                                     -------------    ---------------   --------------
Operating profit - continuing activities                     1,252              7,020            8,689
Net interest payable                        5               (1,525)            (2,058)          (2,043)
                                                     -------------    ---------------   --------------
(Loss)/profit on ordinary
activities before taxation                                    (273)             4,962            6,646
Tax credit/(charge) on profits
on ordinary activities                      7                   76             (1,543)          (1,985)
                                                     -------------    ---------------   --------------
Retained (loss) / profit for the period                       (197)             3,419            4,661
                                                     =============    ===============   ==============

All the above results are in respect of continuing operations.

The Steel Bar Businesses have no recognised gains and losses other than the results above and therefore no separate statement of total recognised gains and losses has been presented.

There is no material difference between the results disclosed in the profit and loss accounts and the results on an unmodified historical cost basis.





                    THE NOTES ON PAGES 10 TO 27 FORM PART OF THESE ACCOUNTS




STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED

BALANCE SHEETS FOR THE THREE YEARS
ENDED 31 DECEMBER 1998


                                                         31 DECEMBER    27 DECEMBER     28 DECEMBER
                                              NOTES             1998           1997            1996
                                                         (pound)'000    (pound)'000     (pound)'000
Fixed assets
Tangible assets                                 8              7,923          8,144           7,884
                                                       -------------   ------------    ------------
Current assets
Stocks                                          10            17,841         22,632          19,940
Debtors                                         11            25,233         29,814          31,064
Cash at bank and in hand                                      14,346         17,281          17,199
                                                       -------------   ------------    ------------
Total current assets                                          57,420         69,727          68,203
Creditors: amounts falling due
within one year                                 12           (21,332)       (61,225)        (60,235)
                                                       -------------   ------------    ------------
Net current assets                                            36,088          8,502           7,968
                                                       -------------   ------------    ------------


Total assets less current liabilities                         44,011         16,646          15,852

Creditors: amounts falling due after more
than one year                                   13               (45)             -               -
Provisions for liabilities and charges -
deferred taxation                               14            (1,123)          (904)           (870)
                                                       -------------   ------------    ------------
Net assets                                                    42,843         15,742          14,982
                                                       =============   ============    ============



Group funding                                   15            42,843         15,742          14,982
                                                       =============   ============    ============


The financial statements on pages 7 to 27 were approved by the board of directors of Glynwed Steels Limited and signed on their behalf:



/s/ R. Harris
R. Harris
on behalf of Glynwed Group Services Limited

2 August 1999

                    THE NOTES ON PAGES 10 TO 27 FORM PART OF THESE ACCOUNTS




STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED

CASH FLOW STATEMENTS
FOR THE THREE YEARS ENDED 31 DECEMBER 1998


                                                NOTES              1998            1997           1996
                                                            (pound)'000     (pound)'000    (pound)'000

NET CASH (OUTFLOW)/INFLOW FROM OPERATING
  ACTIVITIES                                      16             (4,602)         11,932         13,714
Returns on investments and servicing of
  finance                                         17             (1,525)         (2,058)        (2,043)
Taxation                                                              -          (1,509)        (2,153)
Capital expenditure and financial investment      18             (1,490)         (2,153)        (2,736)
                                                           ------------    ------------   ------------
Net cash (outflow)/inflow before financing                       (7,617)          6,212          6,782

Financing activities
Financing increase/(decrease) in Group funding    19             27,378          (2,685)         3,812
Decrease in debt factoring                                      (22,696)         (3,445)        (6,494)
                                                           ------------    ------------   ------------
(Decrease)/increase in cash in the year                          (2,935)             82          4,100
                                                           ============    ============   ============

Reconciliation of net cash flow
Net cash at beginning of year                                    17,281          17,199         13,099
(Decrease)/Increase in cash during year                          (2,935)             82          4,100
                                                           ------------    ------------   ------------
Net cash at end of year                                          14,346          17,281         17,199
                                                           ============    ============   ============



                    THE NOTES ON PAGES 10 TO 27 FORM PART OF THESE ACCOUNTS




STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED

NOTES TO THE ACCOUNTS

1       BASIS OF PREPARATION

        The financial statements consist of a consolidation of the results, net assets and cash flows of the following unincorporated trading units, collectively called the "Steel Bar Businesses", for the three years ended 31 December 1998:

        o  Ductile Hot Mill
        o  Dudley Port Rolling Mills
        o  George Gadd & Co
        o  W Wessons
        o  GB Steel Bar
        o  Longmore Brothers
        o  Midland Engineering Steels
        o  Macreadys

        These businesses have not formed a separate statutory entity in the period but were part of a larger UK statutory entity, Glynwed Metals Processing Limited, and effective from 31 December 1998, Glynwed Steels Limited. Consequently, these financial statements do not contain all the disclosures which would be required for a statutory entity and therefore do not comply with the requirements of the UK Companies Act 1985.

        The unincorporated Steel Bar Businesses were wholly owned by Glynwed International plc, the ultimate parent company, until 21 May 1999. Glynwed International plc is registered in England and Wales.

        Copies of Glynwed International plc's group financial statements can be obtained from Headland House, New Coventry Road, Sheldon, Birmingham B26 3AZ.

        On 21 May 1999 the Steel Bar Businesses were acquired by Niagara LaSalle (UK) Limited, a subsidiary of Niagara Corporation, a company registered in the USA.

        The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences involve methods of measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

        The financial statements are prepared under the historical cost convention and in accordance with UK GAAP. The financial statements have been prepared as if the Steel Bar Businesses had existed as an independent entity for all years and include allocations of certain Glynwed International plc expenses prior to the acquisition by Niagara LaSalle (UK) Limited. All inter-business unit accounts and balances have been eliminated on consolidation.

        The directors of Glynwed Steels Limited believe that the methodologies and assumptions used in preparing these financial statements are reasonable. However, the financial statement information may not necessarily be indicative of the financial position or results of the Steel Bar Businesses had they operated on a stand-alone basis.

2       PRINCIPAL ACCOUNTING POLICIES

        The following statements outline the principal accounting policies of the Steel Bar Businesses:

        A) TURNOVER

           Turnover, which excludes value added tax, sales between divisional businesses and trade discounts, represents the invoiced value of goods and services supplied.

        B) TANGIBLE FIXED ASSETS AND DEPRECIATION

           Tangible fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight line method on the gross value of fixed assets. The estimated useful lives applied are as follows:

           Plant and machinery                     4 to 10 years
           Fixtures, fittings, tools and equipment 4 to 10 years

        C) LEASES

           Assets held under finance leases and hire purchase contracts are integrated with owned tangible fixed assets and the obligations relating thereto, excluding finance charges, are included in creditors. Costs payable in respect of operating leases are charged in arriving at the operating profit.

        D) STOCKS

           Stocks are valued at the lower of cost (including attributable overheads) and net realisable value on a first-in-first-out
           (FIFO) basis. Provision is made for obsolete and slow moving items.

        E) FOREIGN CURRENCIES

           Assets and liabilities in foreign currencies are translated into sterling at the mid-market rates of exchange ruling at the balance sheet date unless matched by forward contracts. Exchange differences arising on the translation of monetary assets are charged/credited to the profit and loss account, as appropriate.

        F) RESEARCH AND DEVELOPMENT

           Research and development expenditure is written off in the period in which it is incurred.

        G) PENSION SCHEME ARRANGEMENTS

           The costs of providing retirement pensions and other benefits are charged to profit and loss account over the period benefiting from employees services.

        H) DEFERRED TAXATION

           Deferred taxation is taken into account to the extent that a liability will probably arise in the foreseeable future and is calculated at taxation rates expected to apply at that time.

        I) DEBT FACTORING

           Prior to August 1998, certain trade debts were factored to a fellow subsidiary of Glynwed International plc. In these financial statements, the debts to that company have been included in trade debtors at their full value and the monies advanced under the debt factoring arrangements have been shown within the amounts owed to fellow subsidiaries.

3       ANALYSIS OF TURNOVER

        There is no substantial difference between the activities carried out by each of the trading operations comprising the Steel Bar Businesses, which are all engaged in metals processing and distribution activities.

        TURNOVER BY CUSTOMER LOCATION:

                                                    1998              1997               1996
                                             (pound)'000       (pound)'000        (pound)'000

North and South America                           18,760            15,313             10,662
Europe (excluding United Kingdom)                 21,990            28,375             27,344
Middle East                                          218               438                293
Asia and Australia                                   514               524              1,166
Other overseas                                        82               515                845
                                        ----------------   ---------------   ----------------
Total overseas                                    41,564            45,165             40,310
United Kingdom                                    72,790            80,956             85,890
                                        ----------------   ---------------   ----------------
Total turnover                                   114,354           126,121            126,200
                                        ================   ===============   ================

4       NET OPERATING COSTS

                                                     1998              1997              1996
                                              (pound)'000       (pound)'000       (pound)'000

Change in stocks of  finished  goods
and work in progress                                2,590            (1,164)              937
Other operating income                               (234)             (206)             (182)
Raw materials and consumables                      63,113            73,245            69,834
Other external charges                              8,532             7,642             8,056
Staff costs (note 6a)                              19,339            19,058            19,266
Depreciation and other amounts
  written off tangible fixed assets (note 8)        1,760             1,935             1,924
Other operating charges                            18,002            18,591            17,676
                                         ----------------    --------------    --------------
                                                  113,102           119,101           117,511
                                         ================    ==============    ==============

Net operating costs include the following:
Profit on disposal of fixed assets                     49                42                71
Operating lease rentals:
  Hire of plant, equipment and vehicles               419               318               317
  Land and buildings                                   76                67                79
                                         ================    ==============    ==============


5       NET INTEREST PAYABLE

                                                     1998              1997              1996
                                              (pound)'000       (pound)'000       (pound)'000

Debt factoring interest
from a fellow subsidiary                            1,545             2,077             2,068
Other interest receivable                             (20)              (19)              (25)
                                           --------------    --------------    --------------
                                                    1,525             2,058             2,043
                                           ==============    ==============    ==============

6       EMPLOYEES

        A) STAFF COSTS

                                              1998               1997               1996
                                       (pound)'000        (pound)'000        (pound)'000

Wages and salaries                          17,232             16,973             17,519
Social security costs                        1,447              1,446              1,525
Pension costs                                  660                639                222
                                  ----------------   ----------------    ---------------
                                            19,339             19,058             19,266
                                  ================   ================    ===============

        B) PENSION COSTS

           For the three years ended 31 December 1998, the Steel Bar Businesses were members of the Glynwed International plc group pension schemes. The relevant schemes, which cover the majority of employees, are defined benefit schemes and the assets are held in funds separate from the businesses' assets. Contributions are based on pension costs across the Glynwed group as a whole. The 1998 pension charges are covered on the latest actuarial valuation carried out by the schemes external actuaries as at 31 March 1998 using the projected unit credit method. The 1996 and 1997 pension charges were based on the equivalent valuation as at 31 March 1995. The principal assumptions on these valuations were:

                                             1998      1997 & 1996

Investment return greater than
  general salary increases                     2.75%          3%

Investment returns greater
  than increases in future
  pension payments                             4.25%          4.5%

           The valuations have been used in assessing the expected cost of providing pensions for future years. This has resulted in the charges to the profit and loss accounts set out above. The relevant pension prepayments held in the balance sheets are set out at note 11.

           The directors of Glynwed Steels Limited are not able to provide any details of the expected effects on future pension costs following the sale of the Steel Bar Businesses to Niagara LaSalle
           (UK) Limited on 21 May 1999 as this matter is dependent upon the arrangements put in place by the new owners.

        C) EMPLOYEE NUMBERS

           The average number of persons employed by the Steel Bar Businesses (including executive directors) during the period was as follows


                             1998              1997              1996
                              No.               No.               No.
Average number
  of persons employed
  by the businesses           917               921               1023
                        ===============   ===============   ===============


7       TAX ON PROFITS ON ORDINARY ACTIVITIES


                                      1998              1997              1996
                               (pound)'000       (pound)'000       (pound)'000
UK taxation
Current (at 30%/31%/33%)             (295)            1,509             2,153
Deferred (at 30%/31%/33%)             219                34              (168)
                           ---------------   ---------------   ---------------
Tax (credit)/
  charge for the year                (76)            1,543             1,985
                           ===============   ===============   ===============


8       TANGIBLE FIXED ASSETS


                                PLANT AND  FIXTURES FITTINGS       ASSETS IN THE
                                MACHINERY            TOOLS &           COURSE OF
                                                   EQUIPMENT        CONSTRUCTION           TOTAL
                              (pound)'000        (pound)'000         (pound)'000     (pound)'000

Cost or valuation
At 26 December 1995                24,789              3,277                   -          28,066
Additions                           1,728              1,081                   -           2,809
Disposals                           (239)              (355)                   -           (594)
Group transfers                         -                 27                   -              27
                       ------------------  -----------------  ------------------  --------------
At 28 December 1996                26,278              4,030                   -          30,308

Additions                           1,029                494                   -           1,523
Disposals                           (106)              (460)                   -           (566)
Group transfers                       611                 12                   -             623
                       ------------------  -----------------  ------------------  --------------
At 27 December 1997                27,812              4,076                   -          31,888

Additions                             753              1,066                  90           1,909
Disposals                           (158)            (1,069)                   -         (1,227)
Group transfers                         -               (11)                   -            (11)
                       ------------------  -----------------  ------------------  --------------
At 31 December 1998                28,407              4,062                  90          32,559
                       ==================  =================  ==================  ==============

Accumulated
depreciation
At 26 December 1995                18,686              2,381                              21,067
Charge for the period               1,582                342                   -           1,924
Disposals                            (239)              (342)                  -            (581)
Group transfers                         -                 14                   -              14
                       ------------------  -----------------  ------------------  --------------
At 28 December 1996                20,029              2,395                   -          22,424

Charge for the period               1,589                346                   -           1,935
Disposals                            (106)              (431)                  -            (537)
Group transfers                       (70)                (8)                  -             (78)
                       ------------------  -----------------  ------------------  --------------
At 27 December 1997                21,442              2,302                              23,744

Charge for the period               1,223                537                   -           1,760
Disposals                            (158)              (701)                  -            (859)
Group transfers                         -                 (9)                  -              (9)
                       ------------------  -----------------  ------------------  --------------
At 31 December 1998                22,507              2,129                   -          24,636
                       ==================  =================  ==================  ==============



                              PLANT AND     FIXTURES FITTINGS       ASSETS IN THE
                              MACHINERY               TOOLS &           COURSE OF
                                                    EQUIPMENT        CONSTRUCTION              TOTAL
                            (pound)'000           (pound)'000         (pound)'000        (pound)'000
NET BOOK VALUE

At 26 December 1995               6,103                   896                   -              6,999
                        ===============    ==================    ================    ===============
At 28 December 1996               6,249                 1,635                   -              7,884
                        ===============    ==================    ================    ===============
At 27 December 1997               6,370                 1,774                   -              8,144
                        ===============    ==================    ================    ===============
At 31 December 1998               5,900                 1,933                  90              7,923
                        ===============    ==================    ================    ===============

Assets held under finance leases included in the above.

                                                           1998               1997             1996
                                                    (pound)'000        (pound)'000      (pound)'000
Assets held under finance leases included
in the above

Cost                                                        436                538              547
Accumulated depreciation                                   (387)              (538)            (547)
                                                 --------------    ---------------    -------------
Net book value                                               49                  -                -
                                                 --------------    ---------------    -------------


9       COMMITMENTS

        A) CAPITAL COMMITMENTS:

                                                           1998               1997             1996
                                                    (pound)'000        (pound)'000      (pound)'000

Contracted for but not provided in the
accounts                                                    268                508              441
                                                 ==============    ===============    =============

        B) OPERATING LEASE COMMITMENTS - LAND AND BUILDINGS
           Operating lease rentals in respect of land and buildings primarily represent rental charges payable to Glynwed Properties Limited.

        C) OPERATING LEASE COMMITMENTS - OTHER

                                                 1998               1997             1996
                                          (pound)'000        (pound)'000      (pound)'000
LEASES EXPIRING:

Within one year                                   258                168                6
Between one and two years                         256                164               85
Between two and five years                        406                349               35
After more than five years                         20                  3               74
                                       --------------    ---------------    -------------
                                                  940                684              200
                                       ==============    ===============    =============

10      STOCKS


                                                    1998               1997             1996
                                             (pound)'000        (pound)'000      (pound)'000

Raw materials and consumables                      7,551              9,752            8,224
Work in progress                                     434                514              409
Finished goods and goods for resale                9,856             12,366           11,307
                                          --------------    ---------------   --------------
                                                  17,841             22,632           19,940
                                          ==============    ===============   ==============

11      DEBTORS


                                                    1998               1997             1996
                                             (pound)'000        (pound)'000      (pound)'000
DEBTORS FALLING DUE WITHIN ONE YEAR

Trade debtors                                     22,127             27,478           27,871
Amounts owed by fellow subsidiaries                  292                710            1,681
Taxation                                             295                  -                -
Other debtors                                        821                815              610
Prepayments and accrued income                       472                484              898
                                          --------------    ---------------   --------------
DEBTORS FALLING DUE AFTER MORE
  THAN ONE YEAR                                   24,007             29,487           31,060
Pension prepayment                                 1,226                327                4
                                          --------------    ---------------   --------------
                                                  25,233             29,814           31,064
                                          ==============    ===============   ==============


12      CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                    1998               1997             1996
                                             (pound)'000        (pound)'000      (pound)'000

Trade creditors                                   18,505             26,917           21,827
Amounts owed to fellow subsidiaries(a, b)            159             31,081           35,896
Taxation                                               -                  -                -
Social security                                      194                410              208
Other creditors                                    1,019              2,058            1,598
Accruals and deferred income                       1,443                759              706
Obligations under finance leases                      12                  -                -
                                          --------------    ---------------   --------------
                                                  21,332             61,225           60,235
                                          ==============    ===============   ==============

        a) The reduction in amounts owed to fellow subsidiaries in 1998 arises primarily due to the conversion of debt factoring liabilities from "Amounts owed to fellow subsidiaries"(above), to "Group funding"(note 15).

        b) Included with Amounts owed to fellow subsidiaries are debt factoring balances of:


                                                    1998               1997             1996
                                             (pound)'000        (pound)'000      (pound)'000

Debt factoring                                         -             22,696           26,141
                                          ==============    ===============   ==============


13      CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR


                                                    1998               1997             1996
                                             (pound)'000        (pound)'000      (pound)'000
Finance leases                                        45                  -                -
                                          ==============    ===============   ==============

The finance lease obligations to which the businesses are committed are set out below:-

                                                    1998               1997             1996
                                             (pound)'000        (pound)'000      (pound)'000
Between one and two years                             30                  -                -
Between two and five years                            15                  -                -
                                          --------------    ---------------   --------------
                                                      45                  -                -
                                          ==============    ===============   ==============


14      PROVISIONS FOR LIABILITIES AND CHARGES - DEFERRED TAXATION


                                                    1998               1997             1996
                                             (pound)'000        (pound)'000      (pound)'000

At start of period                                   904                870            1,038
Charge for the year                                  219                 34             (168)
                                          --------------    ---------------   --------------
At end of period                                   1,123                904              870
                                          ==============    ===============   ==============

        There is no unprovided deferred taxation balance. The provision for deferred taxation comprises:


                                                    1998               1997             1996
                                             (pound)'000        (pound)'000      (pound)'000

Timing differences between
  tax allowances and depreciation                    784                803              869
Other timing differences                             339                101                1
                                          --------------    ---------------   --------------
                                                   1,123                904              870
                                          ==============    ===============   ==============


15      RECONCILIATION OF MOVEMENT IN GROUP FUNDING


                                                    1998               1997             1996
                                             (pound)'000        (pound)'000      (pound)'000

Balance at start of period                        15,742             14,982            6,407
Net movement in group funding (1)                 27,298             (2,659)           3,914
Retained (loss)/profit for the period               (197)             3,419            4,661
                                          --------------    ---------------   --------------
                                                  42,843             15,742           14,982
                                          ==============    ===============   ==============


        (1) The increase in group funding in 1998 arises primarily due to the conversion of debt factoring liabilities from "Amounts owed to fellow subsidiaries" (note 12) to "Group funding" (above).


16 RECONCILIATION OF OPERATING PROFIT TO NET CASH (OUTFLOW)/INFLOW FROM CONTINUING OPERATING ACTIVITIES


                                                    1998               1997             1996
                                             (pound)'000        (pound)'000      (pound)'000

Operating profit                                   1,252              7,020            8,689
Depreciation                                       1,760              1,935            1,924
Profit on sale of tangible fixed assets              (49)               (42)             (71)
Decrease/(increase) in stocks                      4,791             (2,692)           7,420
Decrease in debtors                                4,876              1,250            3,015
(Decrease)/increase in creditors                 (17,232)             4,461           (7,263)
                                           --------------    ---------------   --------------
NET CASH (OUTFLOW)/INFLOW FROM OPERATING
  ACTIVITIES                                      (4,602)            11,932           13,714
                                           ==============    ===============   ==============


17      RETURNS ON INVESTMENTS AND SERVICING OF FINANCE


                                                    1998               1997             1996
                                             (pound)'000        (pound)'000      (pound)'000

Interest received                                     20                 19               25
Interest paid                                     (1,545)            (2,077)          (2,068)
                                          --------------    ---------------   --------------
NET INTEREST PAID                                 (1,525)            (2,058)          (2,043)
                                          ==============    ===============   ==============


18      CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT


                                                    1998               1997             1996
                                             (pound)'000        (pound)'000      (pound)'000

Purchase of tangible fixed assets                 (1,852)            (2,224)          (2,822)
Sale of tangible fixed assets                        362                 71               86
                                          --------------    ---------------   --------------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE         (1,490)            (2,153)          (2,736)
AND FINANCIAL INVESTMENT
                                          ==============    ===============   ==============


19      CASHFLOW MOVEMENT IN GROUP FUNDING


                                                   1998               1997             1996
                                             (pound)'000        (pound)'000      (pound)'000

Transfers from Group Funding                      34,497             12,133            9,295
Transfers to Group Funding                        (7,119)           (14,818)          (5,483)
                                          --------------    ---------------   --------------
Net movement in Group Funding                     27,378             (2,685)           3,812
Debt factoring balance converted to
Group Funding                                    (22,696)                 -                -
                                          --------------    ---------------   --------------
                                                   4,682             (2,685)           3,812
                                          ==============    ===============   ==============


20      ANALYSIS OF NET DEBT

                                     CASH AT            GROUP         FINANCE
                                    BANK AND          FUNDING          LEASES
                                     IN HAND                                            TOTAL
                                 (pound)'000      (pound)'000     (pound)'000     (pound)'000

At 26 December 1995                   13,099           (6,407)              -           6,692
Net cash inflow/(outflow)              4,100           (3,812)              -             288
Retained profit                            -           (4,661)              -          (4,661)
Other non-cash movements                   -             (102)              -            (102)
                                ------------    -------------   -------------    ------------
At 28 December 1996                   17,199          (14,982)              -           2,217
Net cash inflow                           82            2,685               -           2,767
Retained profit                            -           (3,419)              -          (3,419)
Other non-cash movements                   -              (26)              -             (26)
                                ------------    -------------   -------------    ------------
At 27 December 1997                   17,281          (15,742)              -           1,539
Net cash outflow                      (2,935)          (4,682)              -          (7,617)
Debt factoring balances
  converted to
  Group funding                            -          (22,696)              -         (22,696)
Retained loss                              -              197               -             197
Other non-cash movements                   -               80             (57)             23
                                ------------    -------------   -------------    ------------
At 31 December 1998                   14,346          (42,843)            (57)        (28,554)
                                ============    =============   =============    ============


21      MAJOR NON-CASH TRANSACTIONS

        During the year to 31 December 1998 the Steel Bar Businesses entered into finance lease arrangements in respect of assets with a total capital value at inception of the leases of (pound)57,000.

22      ULTIMATE HOLDING COMPANY

        The unincorporated Steel Bar Businesses were wholly owned by Glynwed International plc, the ultimate parent company, until 21 May 1999. Glynwed International plc is registered in England and Wales.

        Copies of Glynwed International plc's group financial statements can be obtained from Headland House, New Coventry Road, Sheldon, Birmingham B26 3AZ.

        On 21 May 1999 the Steel Bar Businesses were acquired by Niagara LaSalle (UK) Limited, a subsidiary of Niagara Corporation, a company registered in the USA.

23      SUMMARY OF DIFFERENCES BETWEEN THE FINANCIAL INFORMATION AND US GAAP

        The financial information set out above has been prepared in accordance with UK GAAP and on the basis of presentation set out in note 1 which differs in certain material respects from US GAAP. Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP. Set out below are summary reconciliations of certain of the financial information presented under UK GAAP with the presentation of that information under US GAAP.

        The following is a summary of the material adjustments to profit on ordinary activities after taxation and net assets that would have been required in applying the significant differences between UK and US GAAP.


RECONCILIATION OF RETAINED PROFIT IN ACCORDANCE WITH UK GAAP TO NET PROFIT IN ACCORDANCE WITH US GAAP:

                                                      YEARS ENDED DECEMBER
                                                      1998              1997
                                               (pound)'000       (pound)'000

(Loss)/profit in accordance with UK GAAP              (197)            3,419
  US GAAP adjustments:
Pension costs                                          500              (400)
   Tax affect of US GAAP adjustments                  (150)              124
                                             -------------     -------------
NET INCOME IN ACCORDANCE WITH US GAAP                  153             3,143
                                             =============     =============



RECONCILIATION OF NET ASSETS IN ACCORDANCE WITH UK GAAP AND IN ACCORDANCE WITH US GAAP

                                                             AS AT
                                               31 DECEMBER       27 DECEMBER
                                                      1998              1997
                                               (pound)'000       (pound)'000

Net assets in accordance with UK GAAP               42,843            15,742
US GAAP adjustments:
Pension costs                                        1,000               500
Tax affect of US GAAP adjustments                     (300)             (155)
                                             -------------    --------------
NET ASSETS IN ACCORDANCE WITH US GAAP               43,543            16,087
                                             =============    ==============


           PENSION COSTS

           Under UK GAAP, the cost of providing pension benefits has been expensed over the average expected service lives of eligible employees in accordance with the provisions of Statement of Standard Accounting Practice ("SSAP") No. 24 "Accounting for Pension Costs". SSAP No. 24 aims to produce an estimate of cost based on long-term actuarial assumptions. Variations from the regular pension cost arising from, for example, experience deficiencies or surpluses, are charged or credited to the profit and loss account over the expected average remaining service lives of current employees in the schemes.

           Under US GAAP, the annual pension cost comprised the estimated cost of benefits accruing in the period as determined in accordance with Statement of Financial Accounting Standards ("SFAS") No. 87, which requires readjustment of the significant actuarial assumptions annually to reflect current market and economic conditions. Under SFAS No. 87, a pension asset representing the excess plan assets over benefit obligations has been recognised in the balance sheet. The pension benefit obligation is calculated by using a projected unit credit method. Actuarial gains or losses within a 10% "corridor" have not been recognised.

           The net periodic pension cost to the Steel Bar Businesses under US GAAP for the defined benefit pension plans is as follows:


Components of pension cost (In
(pound)'000s)                            YEAR ENDED         YEAR ENDED
                                        31 DECEMBER        27 DECEMBER
                                               1998               1997
                                     --------------     --------------

Net service cost                              2,500              2,300
Interest cost                                 2,000              2,100
Amortization of net
  transition (asset)                           (200)              (200)
Amortization of net
  actuarial (gain) loss                        (300)              (100)

Expected return on plan assets               (3,800)            (3,100)
                                     --------------     --------------

Net periodic pension cost                       200              1,000
                                     ==============     ==============


           The funded status under US GAAP for the defined benefit pension plan relating to the Steel Bar Businesses is as follows:


Funded status (In (pound)'000s)                    YEAR ENDED         YEAR ENDED
                                                  31 DECEMBER        27 DECEMBER
                                                         1998               1997
                                               --------------     --------------

Fair value of plan assets                              43,000             36,500
Projected benefit obligation                           30,500             26,300
                                               --------------     --------------

Funded status                                          12,500             10,200

Unrecognised net actuarial (gain) loss                 (9,000)            (7,900)
Unrecognised transition asset                          (1,300)            (1,500)
Unrecognised prior service cost                             -                  -
                                               --------------     --------------

Net amount recognised - prepaid benefit cost            2,200                800
                                               ==============     ==============


           Changes in the project benefit obligation and plan assets during the year were as follows:


Changes in projected benefit obligation (In
(pound)'000s)                                     YEAR ENDED         YEAR ENDED
                                                  31 DECEMBER        27 DECEMBER
                                                         1998               1997
                                               --------------     --------------

Benefit obligation, beginning of period/year           26,300             22,600
Service cost                                            2,500              2,300
Interest cost                                           2,000              2,100
Plan participant contributions                            400                200
Benefits paid                                            (300)              (200)
Actuarial (gains) losses                                 (400)              (700)
                                               --------------     --------------

Benefit obligation, end of period/year                 30,500             26,300
                                               ==============     ==============



Changes in plan assets (In (pound)'000's)          YEAR ENDED        YEAR ENDED
                                                  31 DECEMBER        27 DECEMBER
                                                         1998               1997
                                               --------------     --------------

Fair value of plan assets,
  beginning of period/year                             36,500             29,700
Actual return on plan assets                            4,800              5,900
Employer contributions                                  1,600                900
Plan participants' contributions                          400                200
Benefits paid                                            (300)              (200)
                                               --------------     --------------

Fair value of plan assets, end of period/year          43,000             36,500
                                               ==============     ==============


           The assumptions used to determine pension cost for the defined benefit pension plan were as follows:


                                        YEAR ENDED         YEAR ENDED
                                       31 DECEMBER        27 DECEMBER
                                              1998               1997
                                    --------------     --------------

Discount rate                                5.50%              7.25%
Expected rate of
  return on plan assets                      9.00%             10.00%
Expected rate of
  compensation increase                      4.00%              5.00%
Rate of inflation                            2.50%              3.50%



        CASH FLOW INFORMATION

        Under UK GAAP, the Consolidated Cash Flow Statements are presented in accordance with UK Financial Reporting Standard No. 1 as revised ("FRS 1"). The Statements prepared under FRS 1 present substantially the same information as that required under US GAAP as interpreted by SFAS No. 95.

        Under UK GAAP, cash comprises cash in hand and at bank (including overnight deposits), net of bank overdrafts. Under US GAAP, cash and cash equivalents include cash and short-term investments with original maturities of three months or less.

        Under UK GAAP, cash flows are presented for operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; management of liquid resources; and financing. US GAAP requires the classification of cash flows as resulting from operating, investing and financing activities.

        Cash flows under US GAAP in respect of interest received, interest paid, investment income, and taxation, would be included within operating activities. Capital expenditure and financial investment and cash flows from acquisitions and disposals would be included within investing activities under US GAAP. Dividends paid by subsidiary undertakings to minority interests, equity dividends paid, and management of liquid resources would be included within financing activities under US GAAP.

        A summary of the Steel Bar Businesses' operating, investing and financing activities, classified in accordance with US GAAP, is presented below.

                                                    1998             1997
                                             (pound)'000      (pound)'000

Cash used in operating activities                 (6,127)           8,365
Cash used in investing activities                 (1,490)          (2,153)
Cash provided by financing activities              4,682           (6,130)
                                          --------------   --------------
Net (decrease)/increase in cash
  and cash equivalents                            (2,935)              82
                                          ==============   ==============

Cash and cash equivalents under US GAAP
At beginning of year                              17,281           17,199
                                          --------------   --------------
At end of year                                    14,346           17,281
                                          ==============   ==============


        NEWLY ISSUED PRONOUNCEMENTS

        In 1998, the US Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Steel Bar Businesses are currently reviewing the likely impact of adopting this statement on its measurement of derivative financial instruments, and on the disclosures currently provided in its financial statements.


           2. Accounts of the Steel Bar Businesses of Glynwed Steels Limited for the three months ended 31 March 1999 and 1998 (unaudited).



                          STEEL BAR BUSINESSES OF
                           GLYNWED STEELS LIMITED










                                              ACCOUNTS FOR THE THREE MONTHS
                                   ENDED 31 MARCH 1999 AND 1998 (UNAUDITED)



               STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED


ACCOUNTS FOR THE THREE MONTHS
ENDED 31 MARCH 1999 AND 1998 (UNAUDITED)
                                                                CONTENTS
--------------------------------------------------------------------------


PROFIT AND LOSS ACCOUNTS                                           31

BALANCE SHEETS                                                     32

CASH FLOW STATEMENTS                                               33

NOTES TO THE ACCOUNTS                                           34-39



               STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED


                                                                      PROFIT AND LOSS ACCOUNTS
                                             FOR THE THREE MONTHS ENDED 31 MARCH 1999 AND 1998
                                                                                   (UNAUDITED)
----------------------------------------------------------------------------------------------
                                                              Three Months ended 31 March
                                                     Notes        1999            1998
----------------------------------------------------------------------------------------------
                                                              (pound)'000     (pound)'000
TURNOVER - CONTINUING ACTIVITIES                                   26,538          33,130
Net operating costs                                    2           30,858          31,397
=============================================================================================
Operating profit (loss) - continuing activities                    (4,320)          1,733
Net interest payable                                                    -             572
=============================================================================================
(Loss)/profit on ordinary activities
   before taxation                                                 (4,320)          1,161
Tax credit (charge) on profits on ordinary
  activities                                                        1,296            (341)
RETAINED (LOSS)/PROFIT FOR THE PERIOD                              (3,024)            820
============================================================================================

All the above results are in respect of continuing operations.

The Steel Bar Businesses (as defined in note 1) have no recognized gains and losses other than the results above and therefore no separate statement of total recognised gains and losses has been presented.

There is no material difference between the results disclosed in the profit and loss accounts and the results on an unmodified historical cost basis.

----------------------------------------------------------------------------------------------


       THE NOTES ON PAGES 34 THROUGH 39 FORM PART OF THESE ACCOUNTS.




              STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED


                                                                          BALANCE SHEETS

---------------------------------------------------------------------------------------------

                                                                  31 March
                                                                    1999       31 December
                                                      Notes     (unaudited)        1998
---------------------------------------------------------------------------------------------
                                                                 (pound)'000    (pound)'000

FIXED ASSETS
Tangible assets                                                      7,759         7,923
============================================================================================
CURRENT ASSETS
Stocks                                                  2           13,827        17,841
Debtors                                                             30,077        25,233
Cash at bank and in hand                                             7,643        14,346
============================================================================================
TOTAL CURRENT ASSETS                                                51,547        57,420
CREDITORS:  amounts falling due within one year                    (15,252)      (21,332)
============================================================================================
NET CURRENT ASSETS                                                  36,295        36,088
============================================================================================

TOTAL ASSETS LESS CURRENT LIABILITIES                               44,054        44,011

CREDITORS:   amounts falling due after more than
one year                                                               (52)          (45)
Provisions for liabilities and charges - deferred
taxation                                                            (1,123)       (1,123)
============================================================================================
NET ASSETS                                                          42,879        42,843

GROUP FUNDING                                                       42,879        42,843
============================================================================================

       THE NOTES ON PAGES 34 THROUGH 39 FORM PART OF THESE ACCOUNTS.




                        STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED


                                                                          CASH FLOW STATEMENTS
                                             FOR THE THREE MONTHS ENDED 31 MARCH 1999 AND 1998
                                                                                   (UNAUDITED)
----------------------------------------------------------------------------------------------
                                                            Three Months ended 31 March
                                              Notes             1999             1998
----------------------------------------------------------------------------------------------
                                                            (pound)'000      (pound)'000
NET CASH OUTFLOW FROM OPERATING
  ACTIVITIES                                    3                (9,424)         (18,522)
Returns on investments and servicing of
  finance                                       4                     -             (572)
Capital expenditure and financial
  investment                                    5                  (339)            (320)
---------------------------------------------------------------------------------------------
Net cash outflow before financing                                (9,763)         (19,414)

FINANCING ACTIVITIES
Financing increase in Group funding             6                 3,060            1,450
Increase in debt factoring                                            -            9,672
---------------------------------------------------------------------------------------------
DECREASE IN CASH IN THE PERIOD                                   (6,703)          (8,292)
=============================================================================================
RECONCILIATION OF NET CASH FLOW
Net cash at beginning of period                                  14,346           17,281
Decrease in cash during period                                   (6,703)          (8,292)
---------------------------------------------------------------------------------------------
NET CASH AT END OF PERIOD                                         7,643            8,989
=============================================================================================

              THE NOTES ON PAGES 34 THROUGH 39 FORM PART OF THESE ACCOUNTS.



               STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED

                                                      NOTES TO THE ACCOUNTS
----------------------------------------------------------------------------




1.    BASIS OF               The consolidated condensed financial statements
      PREPARATION            are unaudited; however, in the opinion of
                             management, all adjustments necessary for a fair statement of financial position and results for the stated periods have been included. These adjustments are of a normal recurring nature. Selected information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Results for interim periods are not necessarily indicative of the results to be expected for an entire fiscal year. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and accompanying notes for the three years ended 31 December 1998.

                             The financial statements consist of a
                             consolidation of the results, net assets and cash flows of the following unincorporated trading units, collectively called the "Steel Bar Businesses", for the three months ended 31 March 1999 and 1998:

                             o   Ductile Hot Mill
                             o   Dudley Port Rolling Mills
                             o   George Gadd & Co.
                             o   W Wessons
                             o   GB Steel Bar
                             o   Longmore Brothers
                             o   Midland Engineering Steels
                             o   Macreadys

                             These businesses have not formed a separate statutory entity in the periods but were part of a larger UK statutory entity, Glynwed Metals Processing Limited and, effective from 31 December 1998, Glynwed Steels Limited. Consequently, these financial statements do not contain all the disclosures which would be required for a statutory entity and therefore do not comply with the requirements of the UK Companies Act of 1985.

                             The unincorporated Steel Bar Businesses were wholly owned by Glynwed International plc, the ultimate parent company, until 21 May 1999. Glynwed International plc is registered in England and Wales.

                             On 21 May 1999, the Steel Bar Businesses were acquired by Niagara LaSalle (UK) Limited, a subsidiary of Niagara Corporation, a company registered in the USA.

                             The consolidated condensed financial
                             statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differs in certain material respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

2.    NET OPERATING          During the three months ended 31 March 1999 net
      COSTS/STOCKS           operating costs were charged in the amount of
                             (pound)3,594,000 in order to adjust stocks at 31 March 1999 to estimated net realizable value. Such adjustment resulted primarily from declines in prices and the provision of reserves for obsolete and slow moving stocks in certain of the Steel Bar Businesses.


3.    RECONCILIATION OF
      OPERATING PROFIT
      (LOSS) TO NET CASH
      OUTFLOW FROM
      CONTINUING OPERATING
      ACTIVITIES                                                    Three months ended 31 March
                                                                 --------------------------------
                                                                       1999            1998
                                                                 --------------------------------
                                                                      (pound)'000     (pound)'000
                             Operating profit (loss)                       (4,320)          1,733
                             Depreciation                                     503             565
                             Decrease in market value of stocks             3,594               -
                             Decrease/(increase) in stocks                    420          (1,404)
                             Decrease in debtors                           (3,548)        (11,202)
                             Decrease in creditors                         (6,073)         (8,214)
                             ====================================================================
                             Net cash outflow from operating               (9,424)        (18,522)
                             activities
                             ====================================================================


4.     RETURNS ON
       INVESTMENTS
       AND SERVICING
       OF FINANCE                                                  Three months ended 31 March
                                                                 --------------------------------
                                                                             1999            1998
                                                                      (pound)'000     (pound)'000
                             Interest received                                  -               -
                             Interest paid                                      -            (572)
                             --------------------------------------------------------------------
                             Net interest paid                                  -            (572)
                             ====================================================================



5.      CAPITAL
        EXPENDITURE
        AND FINANCIAL
        INVESTMENT                                                 Three months ended 31 March
                                                                 --------------------------------
                                                                             1999            1998
                                                                      (pound)'000     (pound)'000
                             Purchase of tangible fixed assets               (380)           (322)
                             Sale of tangible fixed assets                     41               2
                             ---------------------------------------------------------------------
                             Net cash outflow from capital                   (339)           (320)
                             expenditure and financial
                             investment
                             ====================================================================


6.     CASH FLOW
       MOVEMENT IN GROUP
       FUNDING                                                     Three months ended 31 March
                                                                 --------------------------------
                                                                             1999            1998
                                                                      (pound)'000     (pound)'000
                             Transfers from Group Funding                   3,074           1,450
                             Transfers to Group Funding                       (14)              -
                             --------------------------------------------------------------------
                             Net movement in Group Funding                  3,060           1,450
                             ====================================================================


7.     SUBSEQUENT EVENT      On 21 May 1999 the Steel Bar Businesses were
                             acquired by Niagara LaSalle (UK) Limited, a subsidiary of Niagara Corporation, a company registered in the USA.

8.     SUMMARY OF            The financial information set out above has been
       DIFFERENCES           prepared in accordance with UK GAAP and on the
       BETWEEN THE           basis of presentation set out in note 1 which
       FINANCIAL             differs in certain material respects from US
       INFORMATION AND       GAAP. Such differences involve methods for
       US GAAP               measuring the amounts shown in the financial
                             statements, as well as additional disclosures required by US GAAP. Set out below are summary reconciliations of certain of the financial information presented under UK GAAP with the presentation of that information under US
                             GAAP.

                             The following is a summary of the material adjustments to (loss)/profit on ordinary activities after taxation and net assets that would have been required in applying the significant differences between UK and US GAAP.

                             Reconciliation of retained (loss)/profit in accordance with UK GAAP to net (loss)/profit in accordance with US GAAP


                                                                 ---------------------------------
                                                                   Three months ended 31 March
                                                                 ---------------------------------
                                                                            1999            1998
                             =====================================================================
                                                                     (pound)'000     (pound)'000
                             (Loss)/profit in accordance with UK
                                GAAP                                     (3,024)            820
                             US GAAP adjustments:
                               Pension costs                                  -             125
                             Tax effect of US GAAP adjustments                -             (38)
                             ----------------------------------------------------------------------
                             Net (loss)/profit in accordance
                               with US GAAP                              (3,024)            907
                             =====================================================================

                              Reconciliation of net assets in accordance with UK GAAP and in accordance with US GAAP

                                                                              As at
                                                                 --------------------------------
                                                                                   31 December
                                                                  31 March 1999        1998
                             --------------------------------------------------------------------
                                                                      (pound)'000     (pound)'000
                             Net assets in accordance with UK
                               GAAP                                      42,879          42,843
                             US GAAP adjustments:
                               Pension costs                                  -           1,000
                             Tax effect of US GAAP adjustments                -            (300)
                             --------------------------------------------------------------------
                             NET ASSETS IN ACCORDANCE WITH US
                               GAAP                                      42,879          43,543
                             ====================================================================


                             CASH FLOW INFORMATION

                             Under UK GAAP, the consolidated cash flow statements are presented in accordance with UK Financial Reporting Standard No. 1 as revised ("FRS 1"). The statements prepared under FRS 1 present substantially the same information as that required under US GAAP as interpreted by SFAS No. 95.

                             Under UK GAAP, cash comprises cash in hand and at bank (including overnight deposits), net of bank overdrafts. Under US GAAP, cash and cash equivalents include cash and short-term investments with original maturities of three months or less.

                             Under UK GAAP, cash flows are presented for operating activities; returns on investments and servicing of finance; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; management of liquid resources; and financing. US GAAP requires the classification of cash flows as resulting from operating, investing and financing activities.

                             Cash flows under US GAAP in respect of
                             interest received, interest paid, investment income and taxation, would be included within operating activities. Capital expenditure and financial investment and cash flows from acquisitions and disposals would be included within investing activities under US GAAP. Dividends paid by subsidiary undertakings to minority interests, equity dividends paid, and management of liquid resources would be included within financing activities under US GAAP.

                             A summary of the Steel Bar Businesses'
                             operating, investing and financing activities, classified in accordance with US GAAP, is presented below.


                                                                  Three months ended 31 March
                                                               ----------------------------------
                                                                             1999            1998
                                                               ----------------------------------
                                                                      (pound)'000     (pound)'000
                             Cash used in operating activities             (9,424)        (19,094)
                             Cash used in investing activities               (339)           (320)
                             Cash provided by financing
                               activities                                   3,060          11,122
                             ---------------------------------------------------------------------
                             Net decrease in cash and cash
                               equivalents                                 (6,703)         (8,292)
                             Cash and cash equivalents under
                               US GAAP
                               At beginning of period                      14,346          17,281
                               At end of period                             7,643           8,989
                             ====================================================================



    (b) PRO FORMA FINANCIAL INFORMATION.

    1. Unaudited Pro Forma Consolidated Financial Statements of Niagara Corporation and the Steel Bar Businesses of Glynwed Steels Limited.



                            NIAGARA CORPORATION
                                    AND
                            STEEL BAR BUSINESSES
                                     OF
                           GLYNWED STEELS LIMITED



                                                        UNAUDITED PRO FORMA
                                          CONSOLIDATED FINANCIAL STATEMENTS



                                                    NIAGARA CORPORATION AND
                                            STEEL BAR BUSINESSES OF GLYNWED
                                                             STEELS LIMITED

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                                                      CONTENTS
------------------------------------------------------------------------------


BASIS OF PREPARATION                                                     43

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET                           44

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET                  45

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS             46-47

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS       48




BASIS OF PREPARATION


The unaudited pro forma consolidated balance sheet as of March 31, 1999 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 include the accounts of Niagara Corporation ("Niagara") and the Steel Bar Businesses (as defined in the historical financial statements) for the respective periods. The unaudited pro forma financial statements have been prepared to illustrate the estimated effects of the acquisition of the Steel Bar Businesses (the "Acquisition"). The Acquisition is accounted for under the purchase method of accounting. The pro forma financial statements were derived by adjusting the historical financial statements of Niagara and the Steel Bar Businesses for certain transactions pursuant to the Acquisition described in the notes to the unaudited pro forma financial statements.

The historical financial statements of the Steel Bar Businesses were provided by Glynwed Steels Limited ("Glynwed") for the three years ended December 31, 1998, and by management of the Steel Bar Businesses for the three months ended March 31, 1999 and 1998. The Steel Bar Businesses' balance sheet as of March 31, 1999 was translated from British pounds sterling to U.S. dollars using the exchange rate on March 31, 1999 ($1.6120 per British pound). The Steel Bar Businesses' statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 were translated from British pounds sterling to U.S. dollars using the average of the exchange rates on the first and last day of the respective periods ($1.6530 per British pound for the year ended December 31, 1998 and $1.6270 per British pound for the three months ended March 31, 1999).

The unaudited pro forma consolidated balance sheet was prepared as if the Acquisition had occurred on March 31, 1999. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 were prepared as if the Acquisition had occurred on January 1, 1998. The pro forma financial data does not purport to be indicative of the results which actually could have been obtained had such transactions been completed as of the assumed dates or which may be obtained in the future.

The pro forma financial data should be read in conjunction with the financial statements of Niagara and the Steel Bar Businesses.


                            NIAGARA CORPORATION
             AND STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED

               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               (IN THOUSANDS)

                                                                     Pro forma
                                                                    adjustments
                                                                ------------------
                                                   Steel Bar                            Pro forma
March 31, 1999                        Niagara     Businesses   Debit      Credit      consolidated
--------------------------------------------------------------------------------------------------
ASSETS
CURRENT:
  Cash and equivalents                $    111   $  12,321  $ 36,270(1) $34,238(2) $   2,143
                                                                         12,321(2)
  Trade accounts receivable, net        24,059      43,047          -    43,047(2)    24,059
  Inventories                           32,360      22,290          -         -(2)    54,650
  Other current assets                   1,906       3,461          -     3,461(2)     1,906
--------------------------------------------------------------------------------------------
      TOTAL CURRENT ASSETS              58,436      81,119     36,270    93,067       82,758
PROPERTY, PLANT AND EQUIPMENT, NET      89,982      12,508      1,569(2)      -      104,059
GOODWILL, NET                            2,080           -          -         -        2,080
DEFERRED FINANCING COSTS, NET              563           -          -         -          563
INTANGIBLE PENSION ASSET                   526           -          -         -          526
OTHER ASSETS, NET                        1,052       1,976          -     1,976(2)     1,052
--------------------------------------------------------------------------------------------
                                      $152,639   $  95,603   $ 37,839   $95,043   $  191,038
--------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT:
  Accounts payable                    $ 22,768   $  22,109   $ 22,109(2)$     -   $   22,768
  Accrued expenses                       7,430       2,478      2,478(2)  2,129(2)     9,559
  Current maturities of long term
    debt                                 4,798           -          -         -        4,798
--------------------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES         34,996      24,587     24,587     2,129       37,125
OTHER:
  Long-term debt, less current
    maturities                          43,302           -          -    36,270(1)    79,572
  Accrued pension cost                   4,665           -          -         -        4,665
  Accrued post-retirement welfare
    benefits                             5,638           -          -         -        5,638
  Deferred income taxes                  7,537       1,810      1,810(2)      -        7,537
  Other noncurrent liabilities             551          84         84(2)      -          551
--------------------------------------------------------------------------------------------
      TOTAL LIABILITIES                 96,689      26,481     26,481    38,399      135,088
--------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
  Common stock                              10           -          -         -           10
  Additional paid-in capital            50,112           -          -         -       50,112
  Retained earnings                      9,804           -          -         -        9,804
  Accumulated other comprehensive
    income                              (1,076)          -          -         -       (1,076)
  Group funding                              -      69,122     69,122(2)      -            -
--------------------------------------------------------------------------------------------
                                        58,850      69,122     69,122         -       58,850
  Treasury stock, at cost               (2,900)          -          -         -       (2,900)
--------------------------------------------------------------------------------------------
      TOTAL STOCKHOLDERS' EQUITY        55,950      69,122     69,122         -       55,950
--------------------------------------------------------------------------------------------
                                      $152,639   $  95,603   $ 95,603   $38,399   $  191,038
--------------------------------------------------------------------------------------------




          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                    (IN THOUSANDS)


1. Represents cash received of $36,270 under (i) a revolving credit loan ($4,352) and term loan agreement ($15,798) entered into in connection with the Acquisition (all considered long-term)) and
        (ii) an existing revolving credit agreement against which additional borrowings of $16,120 were made relating to the Acquisition (also considered long-term).

2. Represents the payment for assets of $34,238 and the accrual of $2,129 for finance, legal and professional fees for a total acquisition price of $36,367 and the reversal of all other assets and liabilities not included in the Acquisition. This total acquisition price of $36,367 (calculated based on March 31, 1999 asset values) was allocated to inventories for $22,290 (approximate fair market value based upon independent appraisal) and property, plant and equipment for $14,077 (approximate fair market value of $26,600 (based upon independent appraisal) less negative goodwill of $12,523).

        Pursuant to the acquisition agreement for the Steel Bar Businesses, Niagara submitted to Glynwed draft completion accounts for the Steel Bar Businesses as of May 21, 1999. Such completion accounts reflect claims for a reduction in the purchase price paid for plant and equipment (approximately $795,000) and inventories (approximately $1,045,000). No reductions in the purchase price have been reflected in the pro forma financial statements. The resolution of these completion accounts is subject to binding arbitration by an independent accounting firm. There is no assurance, however, that these claims will be resolved in favor of Niagara.



                            NIAGARA CORPORATION
             AND STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 Pro forma
                                                                adjustments
                                                             ------------------
                                                  Steel Bar                       Pro forma
Year ended December 31, 1998          Niagara    Businesses   Debit      Credit   consolidated
-----------------------------------------------------------------------------------------------
NET SALES                             $207,547   $ 189,027   $      -   $     -   $  396,574
COST OF PRODUCTS SOLD                  177,340     151,271      1,190(2)  1,443(1)   326,105
                                                                          2,253(3)
----------------------------------------------------------------------------------------------
    GROSS PROFIT                        30,207      37,756     (1,190)    3,696       70,469
OPERATING EXPENSES:
  Selling, general and
    administrative                      15,645      35,687          -         -       51,332
--------------------------------------------------------------------------------------------
    INCOME FROM OPERATIONS              14,562       2,069     (1,190)    3,696       19,137
OTHER INCOME (EXPENSE):
  Interest income                          172           -          -         -          172
  Interest expenses                     (4,154)     (2,521)     3,197(4)  2,521(5)    (7,351)
  Other income                             195           -                               195
--------------------------------------------------------------------------------------------
    INCOME (LOSS) BEFORE TAXES
      (RECOVERIES) ON INCOME            10,775        (452)      (4,387)  6,217       12,153
TAXES (RECOVERIES) ON INCOME             4,265        (126)       126(6)      -        4,692
                                                                  427(7)
--------------------------------------------------------------------------------------------
NET INCOME (LOSS)                     $  6,510   $    (326)  $ (4,940)  $ 6,217   $    7,461
--------------------------------------------------------------------------------------------
NET INCOME PER SHARE (BASIC)          $   0.66                                    $     0.76
--------------------------------------------------------------------------------------------
NET INCOME PER SHARE (DILUTED)        $   0.64                                    $     0.73
--------------------------------------------------------------------------------------------
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
  Basic                                  9,880                                         9,880
  Diluted                               10,250                                        10,250
--------------------------------------------------------------------------------------------




                            NIAGARA CORPORATION
             AND STEEL BAR BUSINESSES OF GLYNWED STEELS LIMITED

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 Pro forma
                                                                adjustments
                                                             ------------------
                                                 Steel Bar                          Pro forma
Three months ended March 31, 1999     Niagara    Businesses   Debit     Credit     consolidated
--------------------------------------------------------------------------------------------------
NET SALES                             $ 49,380   $  43,188   $      -    $    -   $   92,568
COST OF PRODUCTS SOLD                   42,139      42,254        293(2)    458(1)    84,228
------------------------------------------------------------------------------------------------
    GROSS PROFIT                         7,241         934       (293)      458        8,340
OPERATING EXPENSES:
  Selling, general and
    administrative                       4,105       7,964          -         -       12,069
------------------------------------------------------------------------------------------------
    INCOME FROM OPERATIONS               3,136      (7,030)      (293)      458       (3,729)
OTHER INCOME (EXPENSE):                                  -
  Interest income                            7           -          -         -            7
  Interest expenses                       (896)          -        762(4)      -       (1,658)
  Other income                              71           -          -         -           71
-----------------------------------------------------------------------------------------------
    INCOME (LOSS) BEFORE TAXES
      (RECOVERIES) ON INCOME             2,318      (7,030)    (1,055)      458       (5,309)
TAXES (RECOVERIES) ON INCOME               900      (2,109)     2,109(6)  2,288(7)    (1,388)
-----------------------------------------------------------------------------------------------
NET INCOME (LOSS)                     $  1,418   $  (4,921)  $ (3,164)  $ 2,746   $   (3,921)
----------------------------------------------------------------------------------------------
NET INCOME PER SHARE (BASIC)          $   0.15                                    $    (0.41)
----------------------------------------------------------------------------------------------
NET INCOME PER SHARE (DILUTED)        $   0.15                                    $    (0.41)
----------------------------------------------------------------------------------------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic                                  9,512                                         9,512
  Diluted                                9,678                                         9,678
----------------------------------------------------------------------------------------------




     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                                          (IN THOUSANDS)


1. Represents a net reduction in depreciation and amortization of $1,443 for the year ended December 31, 1998 and $458 for the three months ended March 31, 1999. This is due to the adjustment of average estimated useful lives of the assets acquired to approximately 9 years.

2. Represents rent expense of $1,190 for the year ended December 31, 1998 and $293 for the three months ended March 31, 1999 that is incurred by the Steel Bar Businesses under new leases entered into in connection with the Acquisition.

3. Represents the reversal of rent expense of $2,253 for the year ended December 31, 1998 charged by Glynwed to the Steel Bar Businesses.

4. Represents additional interest expense of $3,197 for the year ended December 31, 1998 and $762 for the three months ended March 31, 1999 on the debt incurred in connection with the Acquisition.

5. Represents the reversal of interest expense of $2,521 for the year ended December 31, 1998 charged by Glynwed to the Steel Bar Businesses that would not be incurred as a result of the Acquisition. There was no such interest expense to Glynwed for the three months ended March 31, 1999.

6. Represents the reversal of income tax recoveries recorded by the Steel Bar Businesses of $126 for the year ended December 31, 1998 and $2,109 for the three months ended March 31, 1999.

7. Represents income taxes of $427 for the year ended December 31, 1998 and income tax recoveries of $2,288 for the three months ended March 31, 1999. The income tax provisions were calculated at an effective tax rate of approximately 31% on the Steel Bar
        Businesses' income before taxes.



                                 SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NIAGARA CORPORATION


                                             By: /s/ Raymond Rozanski
                                                -----------------------
                                                Name:  Raymond Rozanski
                                                Title: Vice President

Date:  August 4, 1999